Exhibit 10.2

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of April 7, 2004 (the “Agreement”), among CDRV Investors, Inc., a Delaware corporation (“Investors”), CDRV Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Investors (“Holdings”), CDRV Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holdings (“AcquisitionCo”), CDRV Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“MergerCo”), Clayton, Dubilier & Rice, Inc., a Delaware corporation (“CD&R”), and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership (together with any other investment vehicle managed by CD&R, the “CD&R Fund”).  Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

recitals

A.                                   The CD&R Fund is managed by CD&R, and the general partner of the CD&R Fund is Clayton, Dubilier & Rice Associates VI Limited Partnership, a Cayman Islands exempted limited partnership (together with any general partner of any other investment vehicle managed by CD&R, “CD&R Associates”), and the managing general partner of CD&R Associates is CD&R Investment Associates VI, Inc., a Cayman Islands exempted company (together with any other general partner of CD&R Associates, “Associates Inc”).

B.                                     CD&R organized Investors, Holdings, AcquisitionCo and MergerCo to effect the acquisition of all of the outstanding capital stock of VWR International Corporation, a Delaware corporation (the “Company”), and all of the outstanding equity ownership interests of VWR International Immobilien GmbH, a German private limited liability company (“Immobilien”), not held directly or indirectly by the Company (the “Acquisition”) pursuant to the Stock Purchase Agreement, dated as of February 15, 2004 (as the same may be amended, amended and restated, waived, modified or supplemented from time to time, the “Stock Purchase Agreement”), by and among Merck KGaA (“Merck”), Merck Holding GmbH, VWR International Holding Europe GmbH, EMD Chemicals Inc. and AcquisitionCo.

C.                                     Concurrently with the execution and delivery of this Agreement, AcquisitionCo is entering into a Consulting Agreement, dated as of the date hereof (as the same may be amended, amended and restated, waived, modified or supplemented from time to time, the “Consulting Agreement”), by and among Investors, Holdings, AcquisitionCo, MergerCo and CD&R.

D.                                    In order to finance the Acquisition and related transactions, Investors is offering, issuing and selling shares of its common stock, par value $0.01 per share, to CD&R Fund and certain co-investors and to certain purchasers who are executive officers or key employees of Investors, Holdings, AcquisitionCo, MergerCo or their respective Subsidiaries or successors in interest (such transactions, whether concurrent with or following the consummation of the Acquisition, collectively, the “Equity Offerings”).

E.                                      In order to finance the Acquisition and related transactions, AcquisitionCo has entered into a Credit Agreement, dated as of April     , 2004, by and among AcquisitionCo, Deutsche Bank AG, New York Branch, as Administrative Agent, Citicorp North America, Inc. as Syndication Agent, Bank of America, N.A. as Documentation Agent, and the lenders named therein, providing for borrowing of up to a maximum principal amount of $740 million (the “Senior Secured Financing”).

F.                                      In order to finance the Acquisition and related transactions, AcquisitionCo will issue $200,000,000 aggregate principal amount of its senior notes due 2012 (the “Senior Notes”) and $320,000,000 aggregate principal amount of its senior subordinated notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”) in an offering to institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Note Offering”, and, together with the Senior Secured Financing, collectively, the “Financing”).

G.                                     CD&R has performed financial, management advisory and other services for AcquisitionCo, including but not limited to providing assistance in connection with (i) the preparation, negotation, execution and delivery of the Stock Purchase Agreement and certain agreements with Merck and its Affiliates related thereto, including without limitation: (a) certain distribution and supply agreements, (b) a transition services agreement, (c) an information services master agreements, (d) an intellectual property assignment and license agreement; and (e) the additional agreements described in Section 8.5 of the Stock Purchase Agreement; (ii) the retention of legal, accounting, insurance, investment banking, financial, environmental and other advisors and consultants in connection with the Acquisition; (iii) the preparation, negotiation, execution and delivery of the commitment, fee and engagement letters, registration rights and purchase agreements, credit agreements, indentures and indenture supplements, guarantees, mortgages, pledge agreements and other security agreements, subscription agreements, stockholders agreements, registration and participation agreements, exchange agent agreements, and other agreements, instruments and documents relating to the Financing or the other Transactions; (iv) the preparation and circulation of information and offering memoranda and other materials in connection with the Financing; and (v) the structuring, implementation and consummation of the Acquisition (such services collectively, the “Acquisition Services”).

H.                                    The CD&R Fund will purchase capital stock of Investors pursuant to the Equity Offerings, becoming the majority stockholder of Investors.

I.                                         Immediately following the consummation of the Acquisition, (i) the Company will merge with and into its wholly-owned subsidiary, VWR International, Inc., a Pennsylvania corporation (“VWR”), with VWR as the surviving corporation, (ii) AcquisitionCo will then merge with and into VWR, with VWR as the surviving corporation, (iii) VWR will then contribute its equity ownership interests in Immobilien to CDRV International Holdings II, Inc., a Delaware corporation and wholly-owned subsidiary of AcquisitionCo (to be re-named VWR International Holdings, Inc.) (“International Holdings II”), (iv) Scientific Holdings Corp., a Delaware corporation and wholly-owned subsidiary of VWR, will then merge with and into VWR, with VWR as the surviving corporation, (v) VWR will then contribute all of its equity interests in its wholly-owned subsidiaries, VWR International Ltd., VWR International S. de R.L. de C.V. and Servicios Cientificos Especializados S. de R.L. de C.V., to International Holdings II, (vi) VWR will then contribute its equity interests in VWR International Europe GmbH to International Holdings II, (vii) VWR will then merge with and into MergerCo, with MergerCo as the surviving corporation, and the name of MergerCo will be changed to VWR International, Inc. upon the consummation of such merger, and (ix) following the consummation of the Acquisition, certain other intracompany transactions will then be effected in order to facilitate the financing structure of the Company and its Subsidiaries (such transactions, collectively, the “Restructuring”).

J.                                        It is contemplated that AcquisitionCo or its successor in interest will offer (the “Note Exchange Offer”) to exchange the Notes for substantially identical notes to be registered on Form S-4 with the Securities and Exchange Commission (the “Commission”).

K.                                    Investors or one or more of its Subsidiaries from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, together with the Note Exchange Offer, collectively, the “Subsequent Offerings”), including without limitation (a) offerings of shares of capital stock of Investors, and/or options to purchase such shares to employees, directors, managers and consultants of and to Investors or any of its Subsidiaries (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of Investors or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of Investors or any of its Subsidiaries (any such repurchase or redemption, a “Redemption”).

L.                                      The parties hereto recognize the possibility that claims might be made against and liabilities incurred by CD&R, the CD&R Fund, CD&R Associates, Associates Inc. or related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision by CD&R of management consulting, monitoring and financial advisory services to the Company Group, and the parties hereto accordingly wish to provide for CD&R, the CD&R Fund, CD&R Associates and Associates Inc. and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

M.                                 The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.                                       Definitions.

(a)                                  “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person.  “Control” of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise) and, without limiting the foregoing, shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person (or other persons performing similar functions).

(b)                                 “Claim” means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by any member of the Company Group under this Agreement.

(c)                                  “Company Group” means, collectively, Investors, Holdings, AcquisitionCo, MergerCo, CDRV International Holdings I, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (to be re-named CDRV International Holdings, Inc.), International Holdings II, the Company, VWR and any of their respective Subsidiaries.

(d)                                 “Indemnitee” means each of CD&R, the CD&R Fund, CD&R Associates, Associates Inc., their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of each of them and each other person who is or becomes a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such person acts.

(e)                                  “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(f)                                    “Person” means an individual, corporation, partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(g)                                 “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended, modified, waived or supplemented from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission in connection therewith.

(h)                                 “Securities Offerings” means the Note Exchange Offer, any Equity Offerings, any Management Offering, any Redemption and any Subsequent Offering.

(i)                                     “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(j)                                     “Transactions” means the Acquisition, the Equity Offerings, the Financing, the Restructuring and any other transactions contemplated by Section 2(b) of the Consulting Agreement.

2.                                       Indemnification.

(a)                                  Each of Investors, Holdings, AcquisitionCo and MergerCo (each an “Indemnifying Party” and collectively, the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i)                                     from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable securities or other laws, in connection with any Securities Offering, the Financing, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur or (C) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, the performance by CD&R of management consulting, monitoring, financial advisory or other services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to the Consulting Agreement or otherwise); and

(ii)                                  to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group;

in each case including but not limited to any and all fees, costs and expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or the Consulting Agreement.

(b)                                 Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading.  Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to Investors, Holdings, AcquisitionCo or MergerCo, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c)                                  Notwithstanding anything in this Section 2 to the contrary, none of Holdings, AcquisitionCo, MergerCo or any of their respective subsidiaries shall be liable for (i) any Obligation resulting from, arising out of or in connection with any Transaction solely involving Investors or any of its subsidiaries, other than Holdings, AcquisitionCo, MergerCo or any of their respective subsidiaries (including any such Obligation in connection with (a) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document in respect of any such Transaction, (b) any untrue statement or alleged untrue statement of a material fact in any such Related Document or (c) any omission or alleged omission to state in any such Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading) and (ii) more than its reasonably proportional share, as determined by CD&R in its reasonable discretion, of any Obligation resulting from, arising out of or in connection with any Transaction involving any subsidiaries of Investors, other than Holdings, AcquisitionCo, MergerCo or any of their respective subsidiaries, on the one hand, and Holdings, AcquisitionCo, MergerCo or any of their respective subsidiaries, on the other hand (including any such Obligation in connection with (a) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document in respect of any such Transaction, (b) any untrue statement or alleged untrue statement of a material fact in any such Related

Document or (c) any omission or alleged omission to state in any such Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading).  Investors and its subsidiaries (other than Holdings, AcquisitionCo, MergerCo and their respective subsidiaries) shall be liable for any Obligation or portion thereof that none of Holdings, AcquisitionCo, MergerCo or any of their respective subsidiaries is obligated to pay because of the provisions of the foregoing sentence.

3.                                       Contribution.

(a)                                  Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b)                                 If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c)                                  For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.  For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, and (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission.  For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d)                                 The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section.  The Indemnifying Parties shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances any Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law.  No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.                                       Indemnification Procedures.

(a)                                  Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified CD&R thereof.  The Notice of Claim shall specify all material facts known to CD&R (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if CD&R (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate.  The failure of CD&R to give such Notice of Claim shall not relieve any Indemnifying Party of its respective indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim.  The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing satisfactory in all respects to CD&R.  CD&R may participate in such defense with counsel of CD&R's choosing at the expense of the Indemnifying Parties.  In the event that none of the Indemnifying Parties undertake the defense of the Claim within a reasonable time after CD&R has given the Notice of Claim, or in the event that CD&R shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee, CD&R may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties.  In the defense of any Claim, the Indemnifying Parties shall not, except with the prior written consent of CD&R, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim.  In each case, CD&R and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as the Indemnifying Parties are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of CD&R or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by CD&R or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)                                 The Indemnifying Parties hereby agree to advance costs and expenses, including attorney's fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement.

(c)                                  CD&R shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by CD&R (the “Notice of Payment”).  The amount of any Claim actually paid by CD&R shall bear simple interest at the rate equal to The Chase Manhattan Bank prime rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to CD&R.

5.                                       Certain Covenants.  Investors agrees to cause Holdings, AcquisitionCo and MergerCo to perform their respective obligations under this Agreement.  The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement.  The rights of each Indemnitee and the obligations of each Indemnifying Party hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee.  Following its merger with VWR, MergerCo, as the surviving corporation, shall maintain the State of Delaware as its state of incorporation and shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by Delaware corporate law, including without limitation a provision of its certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) (or any successor section thereto) of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

6.                                       Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a)                                  if to Investors, Holdings, AcquisitionCo or MergerCo, to:

CDRV Investors, Inc.
1403 Foulk Road, Suite 106
Wilmington, Delaware 19803
Attention:  President

(b)                                 if to CD&R, to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue, 18th Floor
New York, New York 10152
Telephone: (212) 407-5200
Facsimile: (212) 407-5252

Attention:  Richard J. Schnall

(c)                                  if to the CD&R Fund, to:

Clayton, Dubilier & Rice Fund VI Limited Partnership
1403 Foulk Road, Suite 106
Wilmington, Delaware 19803

Attention:  General Partner

or to such other address or such other person as Investors, Holdings, AcquisitionCo, MergerCo, or the CD&R Fund, as the case may be, shall have designated by notice to the other parties hereto.  All communications hereunder shall be effective upon receipt by the party to which they are addressed.  A copy of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Telephone:  (212) 909-6000
Facsimile:  (212) 909-6836

Attention:  Franci J. Blassberg, Esq.

7.                                       Governing Law; Jurisdiction, Waiver of Jury Trial.  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.  Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.  With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 7.

8.                                       Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

9.                                       Successors; Binding Effect.  Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to CD&R, the CD&R Fund and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by Investors, Holdings, AcquisitionCo or MergerCo without the prior written consent of CD&R and the CD&R Fund, provided, that any such assignment in connection with the Restructuring shall be expressly permitted hereunder and shall not require the prior written consent of CD&R or the CD&R Fund.

10.                                 Miscellaneous.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee.  No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought.  Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or other Indemnitee may otherwise have at law or in equity or otherwise.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CDRV INVESTORS, INC.

By:	/s/ THERESA A. GORE
Name: Theresa A. Gore
Title: Vice President and Secretary

CDRV HOLDINGS, INC.

By:	/s/ GEORGE K. JAQUETTE
Name: George K. Jaquette
Title: Vice President and Treasurer

CDRV ACQUISITION CORPORATION

By:	/s/ GEORGE K. JAQUETTE
Name: George K. Jaquette
Title:Vice President and Treasurer

CDRV DELAWARE, INC.

By:	/s/ GEORGE K. JAQUETTE
Name: George K. Jaquette
Title: Vice President and Treasurer

CLAYTON, DUBILIER & RICE, INC.

By:	/s/ THERESA A. GORE
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer, and Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VI LIMITED PARTNERSHIP

By:	CD&R Associates VI Limited Partnership, its general partner

	By:	CD&R Investment Associates VI, Inc., its general partner

By:	/s/ THERESA A. GORE
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer, and Assistant Secretary